Exhibit 15.2

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-265907) of UTime Ltd (the “Company”) of our report dated August 8, 2023 relating to the Company’s consolidated financial statements which appears in this Annual Report on Form 20-F of the Company for the fiscal year ended March 31, 2023.

/s/ Audit Alliance LLP

Singapore

August 8, 2023